Exhibit 99.01

Imperva Announces Second Quarter 2013 Financial Results

•	Total revenue of $31.3 million during the second quarter, up 28% year-over-year

•	Second quarter services revenue growth of 49% was driven by the 156% year-over-year increase in subscription revenue

•	New customers increased 46% year-over-year to 185 during the second quarter

•	The number of deals valued over $100,000 up 36% year-over-year

•	Total deferred revenue at June 30, 2013 increased 32% year-over-year to $48.3 million

Redwood Shores, Calif. – August 7, 2013 – Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center, today announced financial results for the second quarter ended June 30, 2013.

“The second quarter was highlighted by the 46% year-over-year growth in new customers and 36% increase in deals valued over $100,000,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “While we continued to see strong demand for our fully integrated solution, performance in Europe and South America was impacted by sales execution challenges in these regions. Looking forward, we have already taken steps to reaccelerate growth and remain confident in our ability to grow global market share due to the continued strong pipeline of opportunities worldwide.”

Second Quarter 2013 Financial Highlights

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Revenue: Total revenue for the second quarter of 2013 was $31.3 million, an increase of 28% compared to $24.6 million in the second quarter of 2012. Within total revenue, product revenue was $15.7 million compared to $14.0 million during the second quarter of 2012. Services revenue increased 49% year-over-year to $15.7 million and accounted for 50% of total revenue, up from 43% in the second quarter of 2012. Within services revenue, overall subscription revenue grew 156%, to $2.5 million, compared to the second quarter of 2012. Combined product and subscriptions revenue, a leading indicator of the strength of our business, was $18.2 million compared to $15.0 million during the second quarter of 2012.

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Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(5.7) million for the second quarter compared to a loss of $(1.4) million during the second quarter in 2012. GAAP results included stock-based compensation expense of $3.6 million for the second quarter of 2013 and $1.2 million for the second quarter of 2012. Non-GAAP operating loss for the second quarter was $(2.1) million, compared to a loss of $(0.3) million during the same period in 2012, excluding the above mentioned charges.

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Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the second quarter was $(5.9) million, or $(0.24) per share based on 24.2 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(1.5) million, or $(0.07) per share based on 22.6 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the second quarter of 2013 was $(2.3) million, or $(0.10) per share based on 24.2 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(0.4) million, or $(0.02) per share based on 22.6 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP profit and loss per share attributable to Imperva stockholders for the second quarter ended June 30, 2013 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula.

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Balance Sheet: As of June 30, 2013, Imperva had cash, cash equivalents and investments of $110.4 million. Total deferred revenue of $48.3 million increased 32% compared to $36.5 million as of June 30, 2012.

Second Quarter and Recent Operating Highlights

•	During the second quarter of 2013, Imperva added 185 new customers, up 46% compared to the second quarter of last year. Imperva now has over 2,600 customers in more than 75 countries around the world.

•	During the second quarter of 2013, Imperva booked 76 deals with a value over $100,000, an increase of 36% compared to 56 deals in the second quarter of last year.

Business Outlook

The following forward-looking statements reflect expectations as of August 7, 2013. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Third Quarter Expectations – Ending September 30, 2013

Imperva expects total revenue for the third quarter of 2013 to be in the range of $34.0 million to $35.0 million, representing growth in the range of 29% to 33% compared to the same period in 2012. The company expects in the third quarter of 2013 non-GAAP gross margins of approximately 80%. Further, Imperva expects in the third quarter of 2013 non-GAAP operating loss to be in the range of $(0.5) million to $(1.0) million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $(1.0) million to $(1.5) million, or a loss of $(0.04) to $(0.06) per share, which excludes stock-based compensation expense.

Full Year Expectations – Ending December 31, 2013

Imperva expects total revenue for 2013 to be in the range of $135.0 million to $137.0 million, or up 30% to 31% compared to 2012. Imperva expects 2013 non-GAAP gross margins of approximately 80%. Further, the company expects 2013 non-GAAP operating loss to be in the range of $(1.5) million to $(2.5) million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $(2.0) million to $(3.0) million, or a loss of $(0.06) to $(0.10) per share, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $2.5 million to $3.5 million. Finally, the company expects to continue to generate positive cash flows from operations in 2013.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the second quarter ended June 30, 2013. To access this call, dial 888.293.6960 for the U.S. and Canada or 719-457-2716 for international callers with conference ID #6020963. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through August 21, 2013, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #6020963.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Third Quarter Expectations – Ending September 30, 2013” and “Full Year Expectations – Ending December 31, 2013”); Imperva’s belief that the steps it has taken, including to address sales execution challenges in Europe and South America, will result in reacceleration of growth in these regions; and Imperva’s belief that the worldwide pipeline of opportunities will enable it to grow global market share. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations.

Investors should consider important risk factors, which include: the risk that demand for our business security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on May 9, 2013 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center. Imperva’s award-winning solutions protect against data theft, insider abuse, and fraud while streamlining regulatory compliance by monitoring and controlling data usage and business transactions across the data center, from storage in a database or on a file server to consumption through applications. With over 2,600 end-user customers in more than 75 countries and thousands of organizations protected through cloud-based deployments, securing your business with Imperva puts you in the company of the world’s leading organizations. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2013 Imperva, Inc. All rights reserved. Imperva and the Imperva logo are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Net revenue:
Products and license	$15,671	$14,044	$29,825	$26,096
Services	15,668	10,510	30,099	19,976

Total net revenue	31,339	24,554	59,924	46,072
Cost of revenue(1):
Products and license	2,446	2,274	4,322	4,128
Services and support	5,098	3,139	9,513	5,872

Total cost of revenue	7,544	5,413	13,835	10,000

Gross profit	23,795	19,141	46,089	36,072
Operating expenses(1):
Research and development	6,646	4,925	13,004	9,918
Sales and marketing	18,281	11,926	35,828	23,522
General and administrative	4,597	3,739	8,980	7,232

Total operating expenses	29,524	20,590	57,812	40,672

Loss from operations	(5,729)	(1,449)	(11,723)	(4,600)
Other expense, net	(55)	11	(102)	(59)

Loss before provision for income taxes	(5,784)	(1,438)	(11,825)	(4,659)
Provision for income taxes	261	227	415	380

Net loss	(6,045)	(1,665)	(12,240)	(5,039)
Add: Loss attributable to noncontrolling interest	130	132	266	235

Net loss attributable to Imperva, Inc. stockholders	$(5,915)	$(1,533)	$(11,974)	$(4,804)

Net loss per share of common stock attributable to
Imperva, Inc. stockholders, basic and diluted	$(0.24)	$(0.07)	$(0.50)	$(0.21)

Shares used in computing net loss per share of common stock, basic and diluted	24,171	22,583	24,039	22,443

(1) Stock-based compensation expense as included in above:
Cost of revenue	$255	$104	$468	$159
Research and development	720	260	1,386	387
Sales and marketing	1,643	439	2,976	700
General and administrative	974	363	1,615	588

Total stock-based compensation expense	$3,592	$1,166	$6,445	$1,834

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of	As of
	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$70,021	$59,201
Short-term investments	40,362	43,126
Restricted cash, current	33	591
Accounts receivable, net	27,087	35,576
Inventory	368	328
Deferred tax assets	615	597
Prepaid expenses and other current assets	4,663	4,356

Total current assets	143,149	143,775
Property and equipment, net	5,448	5,515
Severance pay fund	3,535	3,150
Restricted cash	1,252	753
Other assets	772	764

Total assets	$154,156	$153,957

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,773	$3,789
Accrued compensation and benefits	10,608	9,258
Accrued and other current liabilities	3,822	4,323
Deferred revenue	33,826	33,609

Total current liabilities	52,029	50,979
Other liabilities	2,349	2,638
Deferred revenue	14,477	12,682
Accrued severance pay	3,877	3,427

Total liabilities	72,732	69,726
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	167,764	157,989
Accumulated deficit	(85,491)	(73,517)
Accumulated other comprehensive income (loss)	556	861

Total Imperva, Inc. stockholders’ equity	82,831	85,335
Noncontrolling interest	(1,407)	(1,104)

Total stockholders’ equity	81,424	84,231

Total liabilities and stockholders’ equity	$154,156	$153,957

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(12,240)	$(5,039)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,269	850
Stock-based compensation	6,445	1,834
Amortization of premiums/accretion of discounts on short-term investments	383	197
Changes in operating assets and liabilities:
Accounts receivable, net	8,489	2,548
Inventory	(40)	59
Prepaid expenses and other assets	(404)	(793)
Accounts payable	(16)	(1,114)
Accrued compensation and benefits	1,350	966
Accrued and other liabilities	(390)	(496)
Severance pay, net	65	301
Deferred revenue	2,012	3,548
Deferred tax assets	(18)	—
Other	(8)	(4)

Net cash provided by operating activities	6,897	2,857
Cash flows from investing activities:
Purchase of short-term investments	(27,026)	(41,256)
Proceeds from sales/maturities of short-term investments	29,361	2,310
Net purchases of property and equipment	(1,202)	(885)
Change in other assets	—	(350)
Change in restricted cash	59	99

Net cash provided by (used in) investing activities	1,192	(40,082)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	2,893	1,087

Net cash provided by financing activities	2,893	1,087
Effect of exchange rate changes on cash	(162)	(32)

Net increase (decrease) in cash and cash equivalents	10,820	(36,170)
Cash and cash equivalents at beginning of period	$59,201	$96,025

Cash and cash equivalents at end of period	$70,021	$59,855

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
GAAP operating loss	$(5,729)	$(1,449)	$(11,723)	$(4,600)
Plus:
Stock-based compensation expense	3,592	1,166	6,445	1,834

Non-GAAP operating loss	$(2,137)	$(283)	$(5,278)	$(2,766)

GAAP net loss attributable to Imperva, Inc. stockholders	$(5,915)	$(1,533)	$(11,974)	$(4,804)
Plus:
Stock-based compensation expense	3,592	1,166	6,445	1,834

Non-GAAP net loss	$(2,323)	$(367)	$(5,529)	$(2,970)

Weighted average shares outstanding, basic and diluted	24,171	22,583	24,039	22,443
Non-GAAP net loss, basic and diluted	$(0.10)	$(0.02)	$(0.23)	$(0.13)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock based compensation charges from its non-GAAP financial measures primarily because they are non cash expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com